                                                                     Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Defined Asset Funds--Municipal Investment Trust Fund--Multistate Series--6 (Maryland, Massachusetts and New York Trusts):

We consent to the use in this Post-Effective Amendment No. 6 to Registration Statement No. 33-47807 of our opinion dated July 7, 1998 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Miscellaneous--Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
August 19, 1998